SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 3, 2007

Date of Report

May 1, 2007

(Date of earliest event reported)

AIMS™ WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-86711	87-0567854
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

    10400 Eaton Place, Suite 203, Fairfax, VA  22030

(Address of principal executive offices, including zip code)

    703-621-3875

(Registrant’s telephone number, including area code)

    N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01

Completion of Acquisition or Disposition of Assets.

In the Company’s recent 10-KSB report, AIMS reported it had executed a Letter of Intent on February 28, 2007, for the sale of a majority of the assets of its limited liability company (LLC) interests held by Prime Time Broadband while retaining certain marketing rights.  On May 1, 2007, the Company completed the sale to Ygnition Networks, Inc.  Six LLCs, of which Prime Time Broadband held a 50% interest, participated in the asset sale for a total price $2,450,000 of which AIMS retained $1,025,000; Ygnition received a rebate of $200,000 from AIMS, and the balance of the funds was distributed to Park Square Enterprises, Inc., which held a 50% interest in the assets sold. Under the terms of the sale, AIMS retained certain marketing rights that permit the Company to test its one-to-one consumer marketing communication model on behalf of clients.

The six participating parties were:

Aviana Communications, LLC

Bellavida Communications, LLC

Emerald Island Communications, LLC

Encantada Communications, LLC

Solana Communications, LLC

Terra Verde Communications, LLC

Copies of the Asset Purchase Agreements are included as exhibits to this 8-K Report.

Item 5.02

Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 1, 2007, Michael Foudy, resigned as Chairman of the Board of Directors of the Company, citing personal reasons for his resignation.  Mr. Foudy will continue to act as a consultant to the Company through Gramercy, LLC.  As Gramercy’s representative, Mr. Foudy shall serve as a new business development consultant to AIMSolutions, shall assist in the provision of accurate integrated marketing solutions to AIMSolutions clients, and shall as requested by officers and directors of AIMS Worldwide, Inc., assist with shareholder and investor relations services.

The Company is now seeking a qualified candidate to assume the position of Chairman of the Board of Directors.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are included with this report on Form 8-K.

Exhibit Number

Title

10.01

Aviana Communications, LLC Asset Purchase Agreement

10.02

Bellavida Communications, LLC Asset Purchase Agreement

10.03

Emerald Island Communications, LLC Asset Purchase Agreement

10.04

Encantada Communications, LLC Asset Purchase Agreement

10.05

Solana Communications, LLC Asset Purchase Agreement

10.06

Terra Verde Communications, LLC Asset Purchase Agreement

10.07

Gramercy Consulting Agreement

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIMS™ WORLDWIDE, INC.

Date:  May 3, 2007

By:/s/ Gerald Garcia, Jr.

Gerald Garcia, Jr.

President and Chief Executive Officer

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